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EXHIBIT 23.1.6

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1998, except for Note 8 which is April 4, 1998, with respect to the financial statements of The Planning Technologies Group, Inc., included in the Pre-effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc., for the registration of shares of its Class A common stock.




                                             /s/ HARTE CARUCCI & DRISCOLL, P.C.


Woburn, Massachusetts
January 14, 1999